EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the WFRBS Commercial Mortgage Trust 2012-C8 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Rialto Capital Advisors, LLC, as Special Servicer, Deutsche Bank Trust Company Americas, as Trustee, Pentalpha Surveillance LLC, as Trust Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Prudential Asset Resources, Inc., as Primary Servicer, Torchlight Loan Services, LLC, as Special Servicer for the Northridge Fashion Center Mortgage Loan prior to September 21, 2018, KeyBank National Association, as Special Servicer for the Northridge Fashion Center Mortgage Loan on and after September 21, 2018, Deutsche Bank Trust Company Americas , as Trustee for the Northridge Fashion Center Mortgage Loan, TriMont Real Estate Advisors, Inc., as Trust Advisor for the Northridge Fashion Center Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Northridge Fashion Center Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Northridge Fashion Center Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Town Center at Cobb Mortgage Loan prior to September 21, 2018, KeyBank National Association, as Special Servicer for the Town Center at Cobb Mortgage Loan on and after September 21, 2018, Deutsche Bank Trust Company Americas, as Trustee for the Town Center at Cobb Mortgage Loan, TriMont Real Estate Advisors, Inc., as Trust Advisor for the Town Center at Cobb Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Town Center at Cobb Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Town Center at Cobb Mortgage Loan.

Dated: November 1, 2019

/s/ Anthony Sfarra

President

senior officer in charge of securitization of the depositor)